Metris Companies Inc.
                              Capitalization Table
                                   Unaudited

The following table sets forth the Thomas H. Lee Senior Notes and the capitalization of the Company at March 31, 1999, on a pro forma basis to reflect the conversion of the Thomas H. Lee investment.


                                                                March 31, 1999
                                                        ----------------------------
(dollars in thousands)                                     Actual          Proforma
                                                        ----------------------------
Debt:
        Lee Senior Notes ...............................    $100,000    $     --

Stockholders' equity:
        Preferred stock - Series B - $.01 per share:
          authorized 10,000,000 shares; issued and
          outstanding 552,013 ..........................     205,625          --
        Preferred stock - Series C - $.01 per share:
          authorized 10,000,000 shares; issued and
          outstanding 828,019 ..........................          --     308,437
        Common stock - $.01 per share:
          authorized 100,000,000 shares; issued and
          outstanding 38,523,890 shares ................         193         193
        Paid-in capital ................................     107,847     128,643
        Retained earnings ..............................     140,997      90,189
                                                             -------      ------
               Total stockholders' equity ..............    $454,662    $527,462
                                                            ========    ========
